UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA XD PLASTICS COMPANY LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHINA XD PLASTICS COMPANY LIMITED
Floor 19, Tower B, Wangxin Building, No. 28 Xiaoyun Road, Chaoyang District, Beijing, China, 100027

NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS

Rescheduled Annual Meeting to be Held on December 12, 2017

TO THE STOCKHOLDERS OF CHINA XD PLASTICS COMPANY LIMITED:

The Board of Directors of the China XD Plastics Company Limited (the "Company") has rescheduled the Company's 2017 Annual Meeting of Stockholders (the "Annual Meeting") from the date announced in the proxy statement and related materials dated November 20, 2017 (the "Original Mailing") to a later date to allow stockholders additional time to review proxy materials and return proxies for the Annual Meeting. The Annual Meeting, originally scheduled for Sunday, December 3, 2017 at 9:00 a.m. Beijing time, which is equivalent to December 2, 2017 at 8:00 pm U.S. Eastern Standard Time, will now be held on Tuesday, December 12, 2017 at 9:00 am Beijing time, which is equivalent to December 11, 2017 at 8:00 pm U.S. Eastern Standard Time.The location of the Annual Meeting, the matters to be voted on at the Annual Meeting and the record date for the Annual Meeting have not been changed.
AS SUCH, NOTICE IS HEREBY GIVEN that the Annual Meeting of the Company will be held on Thursday, December 12, 2017 at 9:00 AM, Beijing time, which is equivalent to December 11, 2017 at 8:00 pm U.S. Eastern Standard Time, on the 19th Floor, Tower B of Wang Xin Building, No. 28, Xiaoyun Road, Chaoyang District, Beijing, China, 100027. The Annual Meeting is called for the following purposes:

1.
To elect a total of eight (8) directors to the Board of Directors of the Company, including two (2) directors elected solely by the holders of the Company's Series D Preferred Stock (the "Series D Directors"), to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the 2016 compensation of the named executive officers (the "say-on-pay vote");

3.	To approve, on an advisory basis, the frequency of holding an advisory vote to approve the compensation for the named executive officers (the "say-on-frequency vote");

4.	To ratify the appointment of KPMG Huazhen LLP as the Company's independent auditors for the fiscal year ending December 31, 2017; and

5.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on November 17, 2017 as the record date for the meeting. Only stockholders of record of our common stock on November 17, 2017 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement. A form of proxy and a proxy statement containing more detailed information about the matters to be considered at the Annual Meeting were included in the Original Mailing. We urge you to give this material your careful attention.

Whether or not you expect to attend the Annual Meeting, please execute the proxy, and return it promptly in the return envelope, both of which were sent to you in the Original Mailing.  If you grant a proxy, you may revoke it at any time prior to the Annual Meeting.  Whether or not you grant a proxy, you may vote in person if you attend the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON DECEMBER 12, 2017
We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement is available at www.chinaxd.net.

By Order of the Board of Directors,

/s/ Jie Han
Jie Han
Chairman of the Board of Directors and Chief
Executive Officer

Dated: November 27, 2017